SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported)        October 28, 1999
                                                           ----------------


                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
               (Exact Name of Registrant as Specified in Charter)




      Delaware                       1-13478                13-3698386
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(State or Other Jurisdiction   (Commission File Number)   (IRS Employer
     of Incorporation)                                    Identification No.)


10 Stow Road, Suite 200, Marlton, New Jersey                            08053
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(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code    (856) 797-3434
                                                     ---------------


                                 Not Applicable
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 3. Bankruptcy or Receivership.

     On October 28, 1999, all but two of the domestic subsidiaries of Global Telecommunication Solutions, Inc. ("Company") filed voluntary petitions for protection under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware in Wilmington, which cases are being jointly administered under case number 99-3923 (MFW). The filing subsidiaries are referred to herein as the "Debtors."

     As a result of the chapter 11 filings, the Debtors are managing the business as debtors-in-possession subject to bankruptcy court approval for certain actions. The Debtors elected to seek court protection to facilitate the possible sale of their prepaid phonecard business. The Debtors are currently negotiating with several potential buyers in connection with such sale. Following the sale, the Company intends to focus on developing its two recently formed subsidiaries which did not file for bankruptcy protection, TalkToGo.com, Inc. and Imagine Telecom, Inc.

     On October 29, 1999, the bankruptcy court approved a number of motions filed by the Debtors on October 28, 1999, including motions relating to the interim use of cash collateral, assurances to utility companies of future performance, honoring prepaid phone cards, the payment of prepetition salaries, wages and benefits, the payment of trust fund taxes, the consolidation of cash management systems and the maintenance of bank accounts.

     In addition, on October 28, 1999, the Company issued a press release announcing the bankruptcy filing, which is filed as Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                  99.1     Press Release



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 5, 1999

                                         GLOBAL TELECOMMUNICATION
                                          SOLUTIONS, INC.



                                         By:  /s/ Lee R. Montellaro
                                              ---------------------------
                                             Lee R. Montellaro, Chief Financial
                                             Officer (and Principal Accounting
                                             Officer)